                          MONTHLY REPORT TO NOTEHOLDERS

         FIRST NATIONAL MASTER NOTE TRUST SERIES 2002-1, 2003-1 & 2003-2

                     MONTHLY PERIOD ENDING: August 31, 2005

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 and as amended on November 17, 2003 (the "Indenture"), by and between the Issuer and the Indenture Trustee, acknowledged by the Transferor and Servicer, and as supplemented by the Series 2002-1 Indenture Supplement (dated as of October 24, 2002 and as amended on November 17, 2003), the Series 2003-1 Indenture Supplement (dated as of March 20, 2003 and as amended on November 17, 2003) and the Series 2003-2 Indenture Supplement (dated as of November 17, 2003), each of which is by and between the Issuer and Indenture Trustee, acknowledged by the Transferor and Servicer and respectively referred to herein as the "Indenture Supplement." Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transferor and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the September 15, 2005 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                       None

(f) To the knowledge of the undersigned, no Series 2002-1, 2003-1 or 2003-2 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                       None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.



                                                                      2002-1                  2003-1                 2003-2
A.   INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

     1.   Principal Receivables
          (a) Beginning of Monthly Period Principal
          Receivables                                           $ 2,186,441,789.84      $ 2,186,441,789.84     $ 2,186,441,789.84
          (b) End of Monthly Period Principal Receivables       $ 2,159,733,915.42      $ 2,159,733,915.42     $ 2,159,733,915.42
          (c) Average Principal Receivables                     $ 2,164,304,606.28      $ 2,164,304,606.28     $ 2,164,304,606.28

     2.   End of Monthly Period Trust Receivables               $ 2,194,666,289.55      $ 2,194,666,289.55     $ 2,194,666,289.55

     3.   Delinquent Balances

               Delinquency            Aggregate Account            Percentage of
                Category                  Balance                Total Receivables
----------------------------------------------------------------------------------
          (a)  30 to 59 days          $ 36,416,720.67                   1.66%
          (b)  60 to 89 days          $ 26,721,542.74                   1.22%
          (c)  90 to 119 days         $ 21,997,626.76                   1.00%
          (d)  120 to 149 days        $ 16,482,407.38                   0.75%
          (e)  150 or more days       $ 14,109,321.52                   0.64%
                   Total:             $115,727,619.07                   5.27%

     4.   Aggregate amount of Collections

          (a) Total Collections                                 $   333,299,566.00      $   333,299,566.00     $   333,299,566.00
          (b) Total Collections of Principal Receivables        $   302,980,816.57      $   302,980,816.57     $   302,980,816.57
          (c) Total Collections of Finance Charge Receivables   $    30,318,749.43      $    30,318,749.43     $    30,318,749.43
          (d) Aggregate Allocation Percentages for Outstanding
          Series                                                             86.53%                  86.53%                 86.53%
          (e) Aggregate Allocation Percentage of Collections
          of Principal Receivables                                           86.53%                  86.53%                 86.53%
          (f) Aggregate Allocation Percentage of Collections
          of Finance Charge Receivables                                      86.53%                  86.53%                 86.53%

     5.   Aggregate amount of Principal Receivables in Accounts
     which became Defaulted Accounts during the Monthly Period  $    15,328,625.45      $    15,328,625.45     $    15,328,625.45

     6. Calculation of Interchange allocable to the Issuer for the Monthly Period

          (a) Sales net of cash advances during the Monthly
          Period on all FNBO MasterCard and VISA accounts       $   490,930,579.09      $   490,930,579.09     $   490,930,579.09

          (b) Sales net of cash advances during the Monthly
          Period on Accounts designated to the Receivables
          Trust                                                 $   259,278,307.27      $   259,278,307.27     $   259,278,307.27

          (c) Total amount of Interchange paid or payable
          to FNBO with respect to the Monthly Period            $     9,317,410.44      $     9,317,410.44     $     9,317,410.44

          (d) Amount of Interchange allocable to the Receivables
          Trustee with respect to the Monthly Period ([c]
          multiplied by [b/a])                                  $     4,920,863.58      $     4,920,863.58     $     4,920,863.58

          (e) Servicer Interchange amount (1.5% of Collateral
          Amount at end of prior Monthly Period)                $     $ 509,589.04      $       636,986.30     $       636,986.30

          (f) Adjustment of Noteholder Servicing Fee
          (excess of (e) over (d))                              $             0.00      $             0.00     $             0.00

     7.   The aggregate amount of Collections of Finance Charge
     Receivables for the Receivables Trust for the Monthly
     Period
          (a) Interchange                                       $     4,920,863.58      $     4,920,863.58     $     4,920,863.58
          (b) Recoveries                                        $     2,952,230.65      $     2,952,230.65     $     2,952,230.65
          (c) Finance Charges and Fees                          $    30,318,749.43      $    30,318,749.43     $    30,318,749.43
          (d) Discount Receivables                              $             0.00      $             0.00     $             0.00
                                                                -------------------------------------------------------------------
                      Total                                     $    38,191,843.66      $    38,191,843.66     $    38,191,843.66

     8.   Aggregate Uncovered Dilution Amount for the Monthly
     Period                                                     $             0.00      $             0.00     $              0.00

B.  INFORMATION REGARDING SERIES 2002-1, 2003-1 & 2003-2 NOTES

     1.   Collateral Amount at the close of business on the
     prior Distribution Date                                    $   400,000,000.00      $   500,000,000.00     $    500,000,000.00
          (a) Reductions due to Investor Charge-Offs (including
          Uncovered Dilution Amounts) to be made on the related
          Distribution Date                                     $             0.00      $             0.00     $              0.00
          (b) Reimbursements to be made on the related
          Distribution Date from Available Finance Charge
          Collections                                           $             0.00      $             0.00     $              0.00
          (c) Collateral Amount at the close of business on
          the Distribution Date                                 $   400,000,000.00      $   500,000,000.00     $    500,000,000.00

     2.   Note Principal Balance at the close of business on
     the Distribution Date during the Monthly Period
          (a) Class A Note Principal Balance                    $   332,000,000.00      $   415,$00,000.00     $    411,250,000.00
          (b) Class B Note Principal Balance                    $    31,000,000.00      $    38,750,000.00     $     40,000,000.00
          (c) Class C Note Principal Balance                    $    37,000,000.00      $    46,250,000.00     $     48,750,000.00
                                                                -------------------------------------------------------------------
                      Total Note Principal Balance              $   400,000,000.00      $   500,000,000.00     $    500,000,000.00

     3.   Allocation Percentages for the Monthly Period
          (a) Principal Collections                                          18.29%                  22.87%                  22.87%
          (b) Finance Charge Collections                                     18.29%                  22.87%                  22.87%
          (c) Default Amounts                                                18.29%                  22.87%                  22.87%

     4.   Investor Principal Collections processed during the
     Monthly Period and allocated to the Series                 $    55,415,191.35      $    69,291,712.75     $     69,291,712.75

     5.   Excess Principal Collections available from other
     Group I Series allocated to the Series                     $             0.00      $             0.00     $              0.00


     6.   Aggregate amounts treated as Available Principal
     Collections pursuant to subsections 4.04(a)(v) and
     (vi) of the related Indenture Supplement                   $     2,803,605.59      $     3,505,656.64     $      3,505,656.64

     7.   Reallocated Principal Collections (up to the
     Monthly Principal Reallocation Amount) applied pursuant
     to Section 4.06 of the related Indenture Supplement        $             0.00      $             0.00     $              0.00

     8.   AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)             $    58,218,796.95      $    72,797,369.39     $     72,797,369.39

     9.   Principal Accumulation Investment Proceeds            $             0.00      $             0.00     $              0.00

     10.  Investor Finance Charge Collections (including
     Interchange and Recoveries) processed during the
     Monthly Period                                             $     6,985,288.21      $     8,734,474.65     $      8,734,474.65

     11.  Excess Finance Charge Collections from Group I
     allocated to the Series                                    $             0.00      $             0.00     $              0.00

     12.  Reserve Account withdrawals pursuant to Section
     4.10(b) or (d) of the related Indenture Supplement         $             0.00      $             0.00     $              0.00

     13.  Excess amounts from Spread Account to be treated as
     Available Finance Charge Collections pursuant to
     Section 4.12(g) of the related Indenture Supplement        $             0.00      $             0.00      $              0.00

     14.  AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)  $     6,985,288.21      $     8,734,474.65      4      8,734,474.65

     15.  Distributions of principal and interest to
     Noteholders on the Distribution Date:
          (a) Class A Noteholders                               $     1,052,428.47      $     1,311,961.98      $      1,303,648.22
          (b) Class B Noteholders                               $       106,010.31      $        89,125.00      $        102,666.67
          (c) Class C Noteholders                               $       149,468.44      $       205,952.21      $        150,312.50

     16.  Distributions of principal to Noteholders on the
     Distribution Date:
          (a) Class A Noteholders                               $             0.00      $             0.00      $              0.00
          (b) Class B Noteholders                               $             0.00      $             0.00      $              0.00
          (c) Class C Noteholders                               $             0.00      $             0.00      $              0.00

     17.  Distributions of interest to Noteholders on the
     Distribution Date:
          (a) Class A Noteholders                               $     1,052,428.47      $     1,311,961.98      $      1,303,648.22
          (b) Class B Noteholders                               $       106,010.31      $        89,125.00      $        102,666.67
          (c) Class C Noteholders                               $       149,468.44      $       205,952.21      $        150,312.50

     18.  The aggregate amount of all Principal Receivables in
     Accounts which became Defaulted Accounts during the
     Monthly Period which were allocated to the Series 2002-1,
     2003-1 and 2003-2
          (a) Default Amount                                    $    15,328,625.45      $    15,328,625.45      $     15,328,625.45
          (b) Allocation Percentage (B.3.(c) above)                          18.29%                  22.87%                   22.87%
                                                                --------------------------------------------------------------------
              Total Investor Default Amount
               (a multiplied by b)                              $     2,803,605.59         $  3,505,656.64      $      3,505,656.64

     19.  The aggregate amount of Uncovered Dilution Amount
     allocated to the Series for the Monthly Period
          (a) Dilutions not covered by Transferor               $             0.00         $          0.00      $              0.00
          (b) Series Allocation Percentage (as defined in the
          related Indenture Supplement)                                      18.29%                  22.87%                   22.87%
          (c) Total Uncovered Dilution Amount                   $             0.00         $          0.00      $              0.00

     20.  The aggregate amount of Investor Charge-Offs
     (including any Uncovered Dilution Amount not covered
     by the Transferor) for the Monthly Period                  $             0.00         $          0.00      $              0.00

     21.  Noteholder Servicing Fee for the Monthly Period
     payable to the Servicer (after adjustment for
     Servicer Interchange shorfall, if any)                     $       679,452.05         $    849,315.07      $        849,315.07

     22.  Ratings of the Class A Notes

          Moody's                                                     Aaa                     Aaa                   Aaa
                                                                --------------------------------------------------------------------
          S&P                                                         AAA                     AAA                   AAA
                                                                --------------------------------------------------------------------
          Fitch                                                       AAA                     AAA                   AAA
                                                                --------------------------------------------------------------------

     23.  Ratings of the Class B Notes

          Moody's                                                     A2                      A2                    A2
                                                                --------------------------------------------------------------------
          S&P                                                         A                       A                     A
                                                                --------------------------------------------------------------------
          Fitch                                                       A+                      A+                    A+
                                                                --------------------------------------------------------------------


     24.  Ratings of the Class C Notes

          Moody's                                                     Baa2                    Baa2                  Baa2
                                                                --------------------------------------------------------------------
          S&P                                                         BBB                     BBB                   BBB
                                                                --------------------------------------------------------------------
          Fitch                                                       BBB                     BBB                   BBB
                                                                --------------------------------------------------------------------

     25.  Note Interest Rate for the Monthly Period
          (a) Class A Note Interest Rate                                   3.68125%                 3.67125%               3.68125%
          (b) Class B Note Interest Rate                                   3.97125%                 2.76000%               3.08000%
          (c) Class C Note Interest Rate                                   4.69125%                 5.17125%               3.70000%

C.   QUARTERLY NET YIELD

          1. Base Rate for the Monthly Period                                 5.85%                    5.78%                  5.67%
          2. Portfolio Yield for the Monthly Period                          12.31%                   12.31%                 12.31%
          3. Net Yield for the Monthly Period (Portfolio Yield
          MINUS Base Rate)                                                    6.46%                    6.53%                  6.65%
          4. Quarterly Net Yield for the related Distribution
          Date                                                                3.93%                    3.98%                  4.07%

D.   INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

     1.   Opening Principal Accumulation Account Balance on the
     Distribution Date for the Monthly Period                     $           0.00        $            0.00      $            0.00

     2.   Controlled Deposit Amount to be deposited to the
     Principal Accumulation Account on the Distribution
     Date for the Monthly Period                                  $           0.00        $          0.00        $            0.00
          (a) Controlled Accumulation Amount                      $           0.00        $          0.00        $            0.00
          (b) Accumulation Shortfall                              $           0.00        $          0.00        $            0.00
          (c) Controlled Deposit Amount (a+b)                     $           0.00        $          0.00        $            0.00

     3.   Amounts withdrawn from the Principal Accumulation
     Account for distribution to Noteholders on the related
     Distribution Date
          (a) Distribution in reduction of the Class A Notes      $           0.00        $          0.00        $            0.00
          (b) Distribution in reduction of the Class B Notes      $           0.00        $          0.00        $            0.00
          (c) Distribution in reduction of the Class C Notes      $           0.00        $          0.00        $            0.00

     4.   Principal Accumulation Account ending balance
     after deposit or withdrawal on the Distribution Date
     for the Monthly Period                                                                                      $            0.00
                                                                  ------------------------------------------

E.   INFORMATION REGARDING THE SPREAD ACCOUNT

     1.   Opening Available Spread Account Amount on the
     Distribution Date for the Monthly Period                     $   7,292,479.22        $  9,155,667.71        $    9,255,697.22

     2.   Aggregate amount required to be withdrawn pursuant
     to Section 4.12(c) of the related Indenture Supplement
     for distribution to Class C Noteholders pursuant to
     Section 4.04(a)(iv) of the related Indenture Supplement      $           0.00        $          0.00        $            0.00

     3.   Aggregate amount required to be withdrawn pursuant
     to Section 4.12(d) of the related Indenture Supplement
     for distribution in reduction of the Class C Note
     Principal Balance                                            $           0.00        $          0.00        $            0.00

     4.   Spread Account Percentage for the Distribution Date
     for the Monthly Period                                                   5.25%                  5.25%                    5.25%

     5.   Closing Required Spread Account Amount for the
     Distribution Date for the Monthly Period                     $  21,000,000.00        $ 26,250,000.00        $   26,250,000.00

     6.   Amount on deposit in Spread Account after required
     withdrawals on the Distribution Date for the Monthly
     Period (1-(2+3))                                             $   7,292,479.22        $  9,155,667.71        $    9,255,697.22

     7.   Spread Account Deficiency/(Excess), if any
     (5 MINUS 6)                                                  $  13,707,520.78        $ 17,094,332.29        $   16,994,302.78

     8.   Amounts deposited pursuant to Section 4.04(a)(vii)
     or 4.10(e) of the related Indenture Supplement               $   2,212,422.93        $  2,795,180.78        $    2,845,792.03

     9.   Remaining Spread Account Deficiency/(Excess),
     if any (7 minus 8)                                           $  11,495,097.85        $ 14,299,151.51        $   14,148,510.75


F.   INFORMATION REGARDING THE RESERVE ACCOUNT

     1.   Reserve Account Funding Date                            July 1, 2005           November 14, 2005           May 15, 2006

     2.   Opening Available Reserve Account Amount on the
     Distribution Date for the Monthly Period                    $    2,000,000.00      $            0.00        $            0.00

     3. Aggregate amount required to be withdrawn pursuant
     to Section 4.10(d) of the related Indenture Supplement
     for inclusion in Available Finance Charge Collections:
          (a) Covered Amount                                     $            0.00      $            0.00        $            0.00
          (b) Principal Accumulation Investment Proceeds         $            0.00      $            0.00        $            0.00
          (c) Reserve Draw Amount (a MINUS b)                    $            0.00      $            0.00        $            0.00

4.   Required Reserve Account Amount                             $    2,000,000.00      $            0.00        $            0.00

5.   Reserve Account Surplus (4-(2-3))                           $            0.00      $            0.00        $            0.00

G.   INFORMATION REGARDING ACCUMULATION PERIOD


1.   Accumulation Period Length (months)                                         2                      3
                                                                --------------------------------------------------------------------


     IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 12th day of September, 2005.


                                         FIRST NATIONAL BANK OF OMAHA, Servicer


                                         By
                                               ---------------------------------
                                         Name:  Matthew W. Lawver
                                         Title: Sr. Vice President